Exhibit 4.1

BAKER HUGHES HOLDINGS LLC

BAKER HUGHES CO-OBLIGOR, INC.

FIFTH SUPPLEMENTAL INDENTURE

Dated as of May 1, 2020

4.486% Senior Notes due 2030

to the

INDENTURE

Dated as of October 28, 2008

between

BAKER HUGHES INCORPORATED

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Table of Contents

		Page
ARTICLE I

Definitions

ARTICLE II

Designation and Terms of the Securities

SECTION 2.01.	Title	5
SECTION 2.02.	Aggregate Principal Amount; Execution and Authentication	5
SECTION 2.03.	Maturity; Interest Rate; and Denomination of Notes	6
SECTION 2.04.	Place and Method of Payment	6
SECTION 2.05.	Optional Redemption	7
SECTION 2.06.	No Sinking Fund or Holder Redemption Right	7
SECTION 2.07.	Forms of Notes	7
SECTION 2.08.	Additional Securities	8
SECTION 2.09.	Defeasance and Covenant Defeasance	8
SECTION 2.10.	Depositary	9
SECTION 2.11.	Other Terms and Form of the Notes	9
SECTION 2.12.	Applicability	9
SECTION 2.13.	Paying Agents	9

ARTICLE III

Amendments and Supplements to Certain Sections of the Original Indenture

SECTION 3.01.	SEC Reports; Financial Information	9
SECTION 3.02.	Restriction on Liens; Restriction on Sale and Lease-Back Transactions	9
SECTION 3.03.	Applicability	11

ARTICLE IV

Transfer and Exchange

SECTION 4.01.	Transfer and Exchange of Global Securities; Limited Rights of Beneficial Owners	11
SECTION 4.02.	Transfer and Exchange of Beneficial Interests in the Global Securities	13
SECTION 4.03.	No Transfer or Exchange of Beneficial Interests for Definitive Securities	14

FIFTH SUPPLEMENTAL INDENTURE, dated as of May 1, 2020 (this “Fifth Supplemental Indenture”), to the indenture dated as of October 28, 2008 (the “Original Indenture”), as supplemented by the Second Supplemental Indenture dated July 3, 2017 (the “Second Supplemental Indenture”), among Baker Hughes Holdings LLC, a Delaware limited liability company (formerly known as Baker Hughes, a GE company, LLC, “BHGE LLC”) (the “Company”), Baker Hughes Co-Obligor, Inc. (the “Co-Obligor”, and, together with the Company, the “Issuers”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”).

WHEREAS, Baker Hughes Incorporated (the predecessor to the Company, “BHI”) and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of BHI, to be issued in one or more series;

WHEREAS, Sections 201, 301, 901(2), 901(5) and 901(7) of the Original Indenture provide that BHI and the Trustee may, without the consent of any Holders (as defined in the Original Indenture) of Securities, enter into indentures supplemental to the Original Indenture for the purpose of establishing the form and terms of Securities of any series, adding, changing or eliminating provisions of the Original Indenture (subject to certain limitations provided therein) and adding to the covenants of BHI for the benefit of such series;

WHEREAS, BHGE LLC and the Co-Obligor entered into the Second Supplemental Indenture pursuant to which BHGE LLC succeeded to the rights and obligations of BHI and BHGE LLC and the Co-Obligor agreed to be jointly and severally liable with respect to the obligations of BHI under the Indenture;

WHEREAS, BHGE LLC filed with the Secretary of State of the State of Delaware a Certificate of Amendment of BHGE LLC’s Certificate of Formation and BHGE LLC’s Second Amended and Restated Limited Liability Company Agreement to change the name of BHGE LLC from “Baker Hughes, a GE company, LLC” to “Baker Hughes Holdings LLC”, effective as of April 15, 2020;

WHEREAS, in connection with the name change described above and pursuant to Section 901(1) of the Original Indenture, the parties hereto desire to evidence the Company becoming the successor to BHGE LLC for all purposes under the Indenture;

WHEREAS, (i) the Company desires to provide for the establishment of a new series of Securities under the Indenture to be known as “4.486% Senior Notes due 2030” (the “Notes”), (ii) the Co-Obligor desires to serve as co-issuer of the Notes and (iii) the Company has requested the Trustee to enter into this Fifth Supplemental Indenture for the purpose of establishing the form and terms of such series of Securities and adding to the covenants of the Issuers for the benefit of such series; and

WHEREAS, the Issuers have duly authorized the creation of such series of Notes (as defined below) of the tenor and amount hereinafter set forth;

NOW, THEREFORE, for and in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

(a)    Unless otherwise defined or included for the series of Notes established hereby, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture. Nothing in this Article I is intended to be an amendment to the Original Indenture.

(b)    The rules of interpretation set forth in Section 101 of the Original Indenture shall be applied hereto as if set forth in full herein.

(c)    For all purposes of this Fifth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

“Additional Securities” means any Notes issued from time to time after the Issue Date under the terms of this Fifth Supplemental Indenture (other than pursuant to Sections 304, 305, 306, 906 or 1107 of the Original Indenture and other than the Securities) in accordance with Section 2.08, as part of the same series as the Notes then outstanding.

“Agent” means any Security Registrar or Paying Agent.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, as of the time of determination, the total obligation, discounted to present value at the annual rate equal to the discount rate which would be applicable to a capital lease obligation with a similar term in accordance with GAAP, of a lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease with respect to such Sale and Leaseback Transaction.

“Clearstream” means Clearstream Banking, societe anonyme or any successor securities clearing agency.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that such Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means with respect to any Redemption Date for any Notes (i) the average of four Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Worth” means the amount of total equity shown in the Company’s most recent quarterly statement of financial position.

“Definitive Security” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article IV, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System or any successor securities clearance agency.

“Indenture” means the Original Indenture as supplemented by the Second Supplemental Indenture and this Fifth Supplemental Indenture, as any of the foregoing may be amended or supplemented from time to time in accordance with the terms thereof or hereof, including the provisions of the Trust Indenture Act that are deemed to be a part thereof or hereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Securities” has the meaning specified in Section 2.02. The Initial Securities constitute the Notes issued on the date hereof.

“Issue Date” means May 1, 2020, the first date on which the Notes are issued under this Fifth Supplemental Indenture.

“Notes” means the 4.486% Senior Notes due 2030 of the Issuers issued pursuant to the Indenture and shall include any Additional Securities authenticated and delivered in accordance with Section 2.02.

“Par Call Date” means February 1, 2030.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Principal Property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of the Company or of any Restricted Subsidiary, whether owned at or acquired after April 28, 2020, unless, in the opinion of the Board of Directors, such plant or facility or other asset is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and their respective successors and two other nationally recognized investment banking firms that are primary United States Government securities dealers (a “Primary Treasury Dealer”) specified from time to time by the Company; provided, however, that if any shall cease to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding that Redemption Date.

“Restricted Subsidiary” means: (i) any Subsidiary of the Company that owns, directly or indirectly through ownership of another Subsidiary of the Company, a Principal Property located in the United States or Canada; or (ii) the Co-Obligor and any other Subsidiary of the Company that the Company designates as a Restricted Subsidiary.

“Sale and Leaseback Transaction” means any arrangement with any Person under which the Company or any Restricted Subsidiary leases for a term of more than three years any Principal Property that the Company or any Restricted Subsidiary has sold or transferred or will sell or transfer to that Person. This term excludes leases of any Principal Property the Company or any Restricted Subsidiary acquires or places in service within 180 days prior to the arrangement.

“SEC” means the U.S. Securities and Exchange Commission.

“Treasury Rate” means, with respect to any Redemption Date for the Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity for the applicable Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

Other Definitions

Term	Defined in Section
“Definitive Securities Issuance Date”	4.01(b)
“DTC”	2.10
“Interest Payment Date”	2.03(b)
“Regular Record Date”	2.03(b)

ARTICLE II

Designation and Terms of the Securities

SECTION 2.01.    Title. There is hereby created pursuant to Section 301 of the Indenture a series of Securities that shall have the title of “4.486% Senior Notes due 2030”.

SECTION 2.02.    Aggregate Principal Amount; Execution and Authentication. (a) The aggregate principal amount of Notes which may be authenticated and delivered under this Fifth Supplemental Indenture is not limited. The aggregate principal amount of the Notes initially authorized for authentication and delivery pursuant to this Fifth Supplemental Indenture (the “Initial Securities”) is limited to $500,000,000 or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture or Article IV of this Fifth Supplemental Indenture.

(b)    The Issuers may forthwith execute, and upon a Company Order, the Trustee shall authenticate and deliver, the Initial Securities for original issue in accordance with the provisions of Section 303 of the Original Indenture.

(c)    At any time and from time to time after the Issue Date, in accordance with Section 2.08, the Issuers may execute, and upon a Company Order, the Trustee shall authenticate and deliver, any Additional Securities for original issue in accordance with the provisions of Section 303 of the Original Indenture in an aggregate principal amount determined at the time of issuance and specified in such Company Order. Such Company Order shall specify the principal amount of the Additional Securities to be authenticated, the date on which the original issue of such Additional Securities is to be authenticated and the additional information set forth in Section 2.08(b).

(d)    The Initial Securities and any Additional Securities in respect thereof shall be considered collectively as a single series for all purposes of the Indenture. Holders of the Initial Securities and any Additional Securities in respect thereof will vote and consent together on all matters to which such Holders are entitled to vote or consent as one series, and none of the Holders of the Initial Securities or any Additional Securities in respect thereof shall have the right to vote or consent as a separate series or class on any matter to which such Holders are entitled to vote or consent.

SECTION 2.03.    Maturity; Interest Rate; and Denomination of Notes. (a) The principal of the Notes shall be payable on May 1, 2030.

(b)    The Notes shall bear interest at the rate of 4.486% per annum from May 1, 2020 or the most recent May 1 or November 1 to which interest has been paid or duly provided for on the Notes. Each May 1 or November 1 in each year, commencing November 1, 2020, shall be an “Interest Payment Date” for the Notes. The April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the “Regular Record Date” for the interest payable on such Interest Payment Date. Interest shall be calculated on the basis of a 360-day year composed of twelve 30-day months.

(c)    The Notes shall be issuable in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

SECTION 2.04.    Place and Method of Payment. The principal of (and premium, if any) and interest on the Notes shall be payable (x) if the Notes are Global Securities, through the relevant Depositary or (y) if the Notes are not Global Securities, at the corporate trust office of The Bank of New York Mellon in New York City, against surrender of such Note in the case of any payment due at the Maturity of the principal thereof or any payment of interest that becomes payable on a day other than an Interest Payment Date, and in the case of clause (x) or clause (y), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that if the Notes are not Global Securities, (i) payment of interest on an Interest Payment Date will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and all other payments will be made by check against surrender of such Notes; (ii) all payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed); and (iii) notwithstanding clauses (i) and (ii) above, with respect to any payment of any amount due on the Notes, if such Note is in a denomination of at least $1,000,000 and the Holder thereof at the time of surrender thereof or, in the case of any payment of interest on any Interest Payment Date, the Holder thereof on the related Regular Record Date delivers a written request to the Paying Agent to make such payment by wire transfer at least five Business Days before the date such payment becomes due, together with appropriate wire transfer instructions specifying an account at a bank in New York, New York, the Issuers shall make such payment by wire transfer of immediately available funds to such account at such bank in New York City, any such wire instructions, once properly given by a Holder as to such Notes, remaining in effect as to such Holder and such Notes unless and until new instructions are given in the manner described above and provided further, that notwithstanding anything in the foregoing to the contrary, if the Notes are Global Securities, payment shall be made pursuant to the Applicable Procedures of the relevant Depositary. In accordance with Section 1002 of the Indenture, the “Place of Payment” with respect to the Notes shall be New York, New York.

SECTION 2.05.    Optional Redemption. (a) The Notes shall be subject to redemption, as a whole at any time or in part from time to time, at the option of the Company.

(b)    If the Notes are redeemed prior to the Par Call Date, the Redemption Price will be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such Notes matured on the Par Call Date from the Redemption Date to the Par Call Date (exclusive of any interest accrued to the Redemption Date), discounted to the date on which the Notes are to be redeemed on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points, plus any interest accrued but not paid on the Notes to be redeemed to the date on which the Notes are to be redeemed (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(c)    If the Notes are redeemed on or after the Par Call Date, the Redemption Price for the Notes will equal 100% of the principal amount of the Notes to be redeemed, plus any interest accrued but not paid on the Notes to be redeemed to the date on which the Notes are to be redeemed (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(d)    Unless the Issuers default in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

(e)    If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis. No Notes of $2,000 or less can be redeemed in part.

(f)    Notices of redemption will be delivered at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address, except that notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a Covenant Defeasance or Defeasance with respect to the Notes or a satisfaction and discharge of the Indenture with respect to the Notes. A notice of redemption need not set forth the exact Redemption Price but only the manner of calculation thereof.

(g)    In the event of any redemption requiring a calculation of the present value of the principal and interest payments in respect of Notes, the Company shall appoint a calculation agent to make any such required calculation.

SECTION 2.06.    No Sinking Fund or Holder Redemption Right. The Notes shall not have the benefit of or be subject to any sinking fund requirement and shall not be subject to redemption at the option of the Holders.

SECTION 2.07.    Forms of Notes. (a) Forms Generally. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto. Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the Schedule of Exchanges of Interests in the Global Security attached thereto).

(b)    Initial Securities. The Initial Securities shall initially be issued and authenticated solely in the form of Global Securities (as more fully set forth below).

(c)    Global Securities. Each Global Security shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. In the event of any increase or decrease in the aggregate principal amount of outstanding Notes represented by any Global Security, the Trustee, in accordance with instructions given by the Holder thereof as required by Article IV, shall endorse such Global Security to reflect such increase or decrease and the Security Registrar shall also reflect on the Security Register the date and amount of any such increase or decrease.

(d)    Definitive Securities. Notwithstanding any other provision of this Article II, any issuance of Definitive Securities shall not occur, and owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities in exchange therefor, until a Definitive Securities Issuance Date shall occur in the specific circumstances set forth in Section 4.01.

SECTION 2.08.    Additional Securities. (a) The Issuers shall be entitled at any time or from time to time to issue: Additional Securities that have identical terms as the Initial Securities, except for the issue date, issue price and the date from which interest shall accrue.

(b)    With respect to any Additional Securities, the Company Order referred to in Section 2.02(c) shall specify the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue and the first Interest Payment Date therefor.

(c)    Additional Securities issued before the Definitive Securities Issuance Date shall be issued solely in the form of Global Securities; and any Additional Securities issued from and after the Definitive Securities Issuance Date shall be issued solely in the form of Definitive Securities.

SECTION 2.09.    Defeasance and Covenant Defeasance. For the avoidance of doubt, the provisions of Section 1302 and Section 1303 of the Indenture with respect to Defeasance of the Securities of a series and Covenant Defeasance of the Securities of a series, respectively, shall be applicable to the Notes. In the case of Defeasance or Covenant Defeasance of the Securities, the Co-Obligor will be released to the same extent as the Company.

SECTION 2.10.    Depositary. The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

SECTION 2.11.    Other Terms and Form of the Notes. The Notes shall have and be subject to such other terms as provided in the Original Indenture and this Fifth Supplemental Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Fifth Supplemental Indenture.

SECTION 2.12.    Applicability. The provisions of this Article II shall apply only to the Notes. Section 202, Section 203 and Section 205 of the Original Indenture are replaced and restated, solely for purposes of the Notes, by Section 2.07(a) herein and Exhibit A hereto.

SECTION 2.13.    Paying Agents. The Company may add, replace or terminate any Paying Agent from time to time. The Company may act as Paying Agent. The Company shall notify the Trustee of changes in any paying agent.

ARTICLE III

Amendments and Supplements to Certain Sections of the Original Indenture

SECTION 3.01.    SEC Reports; Financial Information. So long as any Notes remain outstanding, the Company will file with the Trustee copies, within 15 days after the Company has filed the same with the SEC, of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The Company shall also comply with Section 314(a) of the Trust Indenture Act. Any document or report that the Company has filed with the SEC and that is publicly accessible on the SEC’s EDGAR system will be deemed filed with the Trustee and transmitted to the Holders for purposes of this Fifth Supplemental Indenture.

SECTION 3.02.    Restriction on Liens; Restriction on Sale and Lease-Back Transactions. (a) So long as any of the Notes remain outstanding, subject to Section 3.02(c) below, the Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“debt”) if that debt is secured by a mortgage on any Principal Property, or on any shares of stock or indebtedness of any Restricted Subsidiary (whether the Principal Property, shares of stock or indebtedness is owned at or acquired after April 28, 2020), without in any such case effectively providing that the Notes shall be secured equally and ratably with or prior to such debt until such time as such debt is no longer so secured by such mortgage. This restriction, however, shall not apply to: (i) mortgages on property of any corporation or other Person existing at the time such corporation or other Person becomes a Restricted Subsidiary; (ii) mortgages on property of a corporation or other Person existing at the time that corporation or other Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, transfer, conveyance or the disposition of all or substantially all of the properties or assets of that corporation or other Person to the Company or a Restricted Subsidiary; (iii) mortgages on any property the Company or any Restricted Subsidiary acquires, constructs, develops, expands or improves that secure debt issued, assumed or guaranteed (or issued, assumed or guaranteed pursuant to a commitment entered into) prior to, at the time of or within 12 months after the acquisition or completion of construction, development, expansion or improvement of the property (or, in the case of property constructed, developed, expanded or improved, if later, the commencement of commercial operation of the property) for the purpose of financing all or any part of the purchase price of the property or the cost of the construction or improvement (together with, in the case of construction, development, expansion or improvement, mortgages on property previously owned by the Company or any Restricted Subsidiary to the extent constituting unimproved real property on which the property being constructed, developed or expanded or the improvement is located); (iv) mortgages securing debt owing by the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary; (v) mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure any debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, expansion or improvement of the property subject to such mortgages or to secure partial, progress, advance or other payments pursuant to the provisions of any contracts, statute, law, rule or regulation; (vi) mortgages incurred in connection with pollution control, industrial revenue or similar financings; (vii) mortgages incurred or deposits made (including mortgages and deposits securing letters of credit or similar financial assurance) to secure the performance of or in connection with bids, tenders, statutory, governmental or private contractual or other obligations, surety, performance, completion, appeal or similar bonds, leases, return-of-money bonds and other obligations similar to any of the foregoing, in each case in the ordinary course of business; (viii) mortgages arising by operation of law, including but not limited to mortgages for taxes, assessments or similar charges that are not yet due or the validity of which is being contested in good faith by appropriate proceedings; (ix) mortgages existing at the Issue Date; (x) mortgages on inventory to secure current liabilities of debt; and (xi) any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the clauses immediately above if the amount of debt secured by the extended, renewed or replacement mortgage does not exceed the amount of the debt refinanced (plus accrued interest and premiums with respect thereto) plus transaction expenses related thereto and such mortgage is limited to the property secured by the original mortgage plus improvements thereon.

(b)    So long as any of the Notes remain outstanding, subject to Section 3.02(c) below, the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction of any Principal Property unless (i) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee debt secured by a mortgage upon the Principal Property involved in an amount at least equal to the Attributable Debt for that transaction without equally and ratably securing the Notes, (ii) an amount in cash equal to the Attributable Debt for that transaction is applied prior to, at the time of or within 12 months after that transaction to the retirement of Notes or other debt of the Company or debt of a Restricted Subsidiary, which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after its creation and which, in the case of such debt of the Company, is not subordinate in right of payment to the Notes or (iii) prior to, at the time of or within 12 months after such transaction, the Company or a Restricted Subsidiary uses an amount equal to the Attributable Debt for the purchase of any asset or any interest in an asset which would qualify, after purchase, as a Principal Property. This Section 3.02(b) does not apply to any Sale and Leaseback Transaction (i) entered into in connection with an industrial revenue, pollution control or similar financing or any Sale and Leaseback Transaction or (ii) in which the only parties involved are the Company and any Subsidiary or Subsidiaries. When calculating the amount of Attributable Debt, any Attributable Debt for these Sale and Leaseback Transactions will be excluded.

(c)    In addition to the exceptions set forth under Sections 3.02(a) and 3.02(b) above, the Company and any Restricted Subsidiary may incur debt secured by mortgages and enter into additional Sale and Leaseback Transactions otherwise prohibited by (and not permitted under the exceptions to) Sections 3.02(a) or 3.02(b) above as long as the total of such debt secured by mortgages plus the Attributable Debt in respect of such Sale and Leaseback Transactions does not exceed 10% of Consolidated Net Worth.

SECTION 3.03.    Applicability. The covenants set forth in Sections 3.01 and 3.02 are applicable only to the Notes established under this Fifth Supplemental Indenture and are solely for the benefit of the Holders of the Notes. Section 704 of the Original Indenture is replaced and restated, solely for purposes of the Notes established under this Fifth Supplemental Indenture, by Section 3.01 herein.

ARTICLE IV

Transfer and Exchange

SECTION 4.01.    Transfer and Exchange of Global Securities; Limited Rights of Beneficial Owners. (a) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1)    Each Global Security authenticated under this Fifth Supplemental Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Note for all purposes of the Indenture.

(2)    Notwithstanding any other provision in the Original Indenture or this Fifth Supplemental Indenture, no Global Security may be exchanged in whole or in part for Notes registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless:

(A)    such Depositary has notified the Issuers that it (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, or

(B)    the Issuers have executed and delivered to the Trustee a Company Order stating that such Global Security shall be exchanged in whole for Definitive Securities.

In addition to the foregoing clauses (A) and (B), if an Event of Default with respect to the Notes has occurred and is continuing, a Holder of the Notes may request and the Issuers shall issue Definitive Securities registered in such Holder’s name representing such Holder’s beneficial interest in the Global Security representing such Notes. If the Issuers receive a notice of the kind specified in clause (A) above, the Issuers may, in their sole discretion, designate a successor Depositary for such Global Security within 90 days after receiving such notice. If the Issuers designate a successor Depositary as aforesaid, such Global Security shall promptly be exchanged in whole for one or more other Global Securities registered in the name of the successor Depositary, whereupon such designated successor shall be the Depositary for such successor Global Security or Global Securities and the provisions of clauses (1), (2), (3) and (4) of this provision shall continue to apply thereto.

(3)    Subject in all cases to clause (2) above, any exchange of a Global Security for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)    Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to Section 304, 306, 906 or 1107 of the Original Indenture or this Article IV or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless upon a Definitive Securities Issuance Date such Note is issued as a Definitive Security.

(b)    Upon the date 90 days after the Issuers have received notice from the Depositary pursuant to Section 4.01(a)(2)(A) and have not appointed a successor Depositary or have delivered a Company Order to the Trustee pursuant to Section 401(a)(2)(B) or, in either case, such earlier date as the Issuers elects by written notice to the Trustee (the “Definitive Securities Issuance Date”), (x) the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons; (y) the Issuers shall execute, and upon a Company Order the Trustee shall authenticate and deliver, Definitive Securities in a like aggregate principal amount as the outstanding Global Securities registered, Definitive Securities in such names and authorized denominations as the Depositary shall instruct the Security Registrar in accordance with the Applicable Procedures; and (2) the Security Registrar shall cause the aggregate principal amount of such outstanding Global Securities to be reduced to zero pursuant to Section 4.07. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Definitive Securities are so registered. Neither the Issuers nor the Security Registrar will be liable for any delay by the Depositary in identifying the owners of beneficial interests in a Global Security, and each of the Issuers and the Security Registrar may conclusively rely on, and will be protected in relying on, instructions from the Depositary for all purposes of the Indenture.

(c)    The Issuers, the Trustee and every Person who takes or holds any beneficial interest in a Global Security agree that:

(1)    the Issuers and the Trustee may deal with the Depositary as sole owner of the Global Security and as the authorized representative of such Person;

(2)    such Person’s rights in the Global Security shall be exercised only through the Depositary and shall be limited to those established by law and agreement between such Person and the Depositary and/or Participants and Indirect Participants of the Depositary;

(3)    the Depositary and its participants make book-entry transfers of beneficial ownership among, and receive and transmit distributions of principal and interest on the Global Securities to, such Persons in accordance with the Applicable Procedures of the Depositary;

(4)    none of the Issuers, the Trustee nor any agent of the Issuers or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; and

(5)    notwithstanding the foregoing, (x) subject to the provisions of Section 4.01(d)(2), the Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Participants and Indirect Participants and Persons that may hold interests through Participants and Indirect Participants, to take any action which a Holder is entitled to take under the Indenture or the Notes; and (y) nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

SECTION 4.02.    Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Fifth Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities also shall require compliance with subparagraph (a) below as well as one or more of the other following provisions of this Article IV, as applicable:

(a)    Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests, the transferor of such beneficial interest must deliver to the Security Registrar either:

(A)    (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)    upon the Definitive Securities Issuance Date; both

(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)    instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in Section 4.02(a)(B)(i) above.

(b)    Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture, the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of each relevant Global Security pursuant to Section 4.07.

SECTION 4.03.    No Transfer or Exchange of Beneficial Interests for Definitive Securities. Inasmuch as Definitive Securities will be issued only from and after a Definitive Securities Issuance Date in the limited circumstances specified in clause (2) of Section 4.01(a) whereby Notes are no longer to be represented by Global Securities, other than as and to the extent specified in Section 4.01, any holder of a beneficial interest in a Global Security will not be entitled to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security.

SECTION 4.04.    No Transfer and Exchange of Definitive Securities for Beneficial Interests. Inasmuch as Definitive Securities will be issued only from and after a Definitive Securities Issuance Date in the limited circumstances specified in clause (2) of Section 4.01(a) whereby Notes are no longer to be represented by Global Securities, the Holder of a Definitive Security will not be entitled to exchange such Definitive Security for a beneficial interest in a Global Security.

SECTION 4.05.    Transfer and Exchange of Definitive Securities for Definitive Securities. From and after any Definitive Securities Issuance Date, upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 4.05, the Security Registrar shall register the transfer of, in the name of the designated transferee or transferees, one or more new Definitive Securities, or exchange Definitive Securities for other Definitive Securities, in each case, of any authorized denominations and of like aggregate principal amount. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Securities to be transferred or exchanged duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

A Holder of Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of a Definitive Security. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Definitive Security pursuant to the instructions from the Holder thereof.

SECTION 4.06.    Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued (and all Securities issued in exchange therefor or substitution thereof) under this Fifth Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Fifth Supplemental Indenture:

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE SECURITY REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE IV OF THE FIFTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.01 OF THE FIFTH SUPPLEMENTAL INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 4.07 OF THE FIFTH SUPPLEMENTAL INDENTURE AND SECTION 309 OF THE ORIGINAL INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK,

NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SECTION 4.07.    Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 309 of the Original Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities:

(x)    the Security Registrar shall reflect on the Security Register for the Notes the date and a corresponding decrease in the principal amount of such Global Security;

(y)    the principal amount of Notes represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee to reflect such reduction; and

(z)    if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, (1) the Security Registrar shall reflect on the Security Register for the Notes the date and a corresponding increase in the principal amount of such other Global Security and (2) such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee to reflect such increase.

SECTION 4.08.    General Provisions Relating to Transfers and Exchanges. (a) To permit registrations of transfer and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Securities and Definitive Securities at the Security Registrar’s request in accordance with provisions providing for such registrations of transfer and exchange in this Article IV and Sections 304, 306, 906 and 1107 of the Original Indenture.

(b)    No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 306, 906 or 1107 of the Original Indenture or Article IV of this Fifth Supplemental Indenture not involving any transfer.

(c)    All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d)    If Notes are to be redeemed in whole or in part, the Issuers shall not be required (A) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of selection of any such Notes for redemption in part under Section 1103 of the Original Indenture and ending at the close of business on the day of such selection, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(e)    Prior to due presentment of a Note for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 307 of the Original Indenture) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

(f)    All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Article IV to effect a transfer or exchange may be submitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission.

(g)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Fifth Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Global Security or Definitive Security other than to require delivery of such certificates and other documentation or evidence as is expressly required by, and to do so if and when expressly required by the terms of, this Fifth Supplemental Indenture, and to examine the same to determine substantial compliance as to conformity with the express requirements hereof.

(h)    Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 4.09.    Applicability. The provisions of this Article IV shall apply in lieu of the second through eighth paragraphs of Section 305 of the Original Indenture and shall apply only to the Notes.

ARTICLE V

Supplemental Indentures

SECTION 5.01.    Supplemental Indentures Without Consent of Holders. Solely for purposes of the Notes, Section 901(10) of the Original Indenture is replaced in its entirety with the following:

“(10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (10) shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

(11) to add a guarantee to the Notes;

(12) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(13) to make changes to provide for the issuance of Additional Securities in accordance with the Indenture;

(14) (A) to make changes or waivers that do not adversely affect the Notes, even if they affect other debt securities and (B) to make changes that would not adversely affect the Notes in any material respect; or

(15) to conform the text of the Indenture or the terms of the Notes (as defined in the Fifth Supplemental Indenture) to the “Description of the Notes” in the Issuers’ prospectus supplement dated April 28, 2020 to the extent that such provision in that “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture or the Notes.”

The provisions set forth above are applicable only to the Notes established under this Fifth Supplemental Indenture and are solely for the benefit of the Holders of the Notes. Section 901(10) of the Original Indenture is replaced and restated, solely for purposes of the Notes established under this Fifth Supplemental Indenture, by this Section 5.01 herein.

ARTICLE VI

Miscellaneous

SECTION 6.01.    Ratification of Original Indenture; Fifth Supplemental Indenture Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes shall be bound hereby.

SECTION 6.02.    Concerning the Trustee. The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture or of the Notes. At all times the Trustee shall comply with all applicable requirements of the Trust Indenture Act.

SECTION 6.03.    Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original. Signatures by facsimile or electronic transmission shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.

SECTION 6.04.    Governing Law. THIS FIFTH SUPPLEMENTAL INDENTURE AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 6.05.    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 6.06.    Benefits under Fifth Supplemental Indenture, etc. Nothing in this Fifth Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Original Indenture, this Fifth Supplemental Indenture or the Notes.

SECTION 6.07.    Successors. All agreements of the Issuers in this Fifth Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successor.

SECTION 6.08.    Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this Fifth Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, and shall be deemed expressly included in this Fifth Supplemental Indenture solely for the benefit of, the Notes which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

SECTION 6.09.    Execution of Securities. The first paragraph of Section 303 of the Original Indenture is replaced and restated, solely for purposes of the Notes, as follows: “The Securities shall be executed on behalf of the Company and the Co-Obligor by their respective President or a Vice President (regardless of vice presidential designation) (or any other officer of the Company or the Co-Obligor designated in writing by or pursuant to authority of the respective Boards of Directors (or comparable governing body) and delivered to the Trustee from time to time), thereon attested by their respective Secretary or Assistant Secretary. The signature of any of these officers on the Securities may be manual, by facsimile or electronic transmission. Signatures by facsimile or electronic transmission shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.”

SECTION 6.10.    Name Change. As of the date hereof the definition of “Company” in Section 101 of the Original Indenture shall read as follows for all purposes of the Indenture:

“Company” means Baker Hughes Holdings LLC until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.”

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

BAKER HUGHES HOLDINGS LLC

By:	/s/ Lee Whitley
	Name:	Lee Whitley
	Title:	Corporate Secretary

BAKER HUGHES CO-OBLIGOR, INC.

By:	/s/ Lee Whitley
	Name:	Lee Whitley
	Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

[Signature page to Fifth Supplemental Indenture]

EXHIBIT A

FACE OF SECURITY

GLOBAL SECURITY LEGEND

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE SECURITY REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE IV OF THE FIFTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.01 OF THE FIFTH SUPPLEMENTAL INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 4.07 OF THE FIFTH SUPPLEMENTAL INDENTURE AND SECTION 309 OF THE ORIGINAL INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*

*	These paragraphs should be included only if the Security is a Global Security.

Exhibit A-1

BAKER HUGHES HOLDINGS LLC

BAKER HUGHES CO-OBLIGOR, INC.

4.486% Senior Notes due 2030

No.	$

CUSIP No.

ISIN No.

BAKER HUGHES HOLDINGS LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), and BAKER HUGHES CO-OBLIGOR, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Co-Obligor”, which term includes any successor Person under the Indenture hereinafter referred to, and, together with the Company, the “Issuers”), for value received, hereby jointly and severally promise to pay to Cede & Co., or registered assigns, the principal sum of      Dollars [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Interests in the Global Security attached to this Security]** on May 1, 2030, and to pay interest thereon from May 1, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing November 1, 2020, and at the Maturity thereof, at the rate of 4.486% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made (x) if this Security is a Global Security, through the relevant

**	To be included only if the Security is a Global Security.

Exhibit A-2

Depositary or (y) if this Security is not a Global Security, at the corporate trust office of The Bank of New York Mellon in New York City, against surrender of this Security in the case of any payment due at the Maturity of the principal thereof or any payment of interest that becomes payable on a day other than an Interest Payment Date, and in the case of clause (x) or clause (y), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that if this Security is not a Global Security, (i) payment of interest on an Interest Payment Date will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and all other payments will be made by check against surrender of this Security; (ii) all payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed); and (iii) notwithstanding clauses (i) and (ii) above, with respect to any payment of any amount due on this Security, if this Security is in a denomination of at least $1,000,000 and the Holder hereof at the time of surrender hereof or, in the case of any payment of interest on any Interest Payment Date, the Holder thereof on the related Regular Record Date delivers a written request to the Paying Agent to make such payment by wire transfer at least five Business Days before the date such payment becomes due, together with appropriate wire transfer instructions specifying an account at a bank in New York, New York, the Issuers shall make such payment by wire transfer of immediately available funds to such account at such bank in New York City, any such wire instructions, once properly given by a Holder as to this Security, remaining in effect as to such Holder and this Security unless and until new instructions are given in the manner described above and provided further, that notwithstanding anything in the foregoing to the contrary, if this Security is a Global Security, payment shall be made pursuant to the Applicable Procedures of the relevant Depositary as permitted in said Indenture. In accordance with Section 1002 of the Indenture, the “Place of Payment” with respect to this Security shall be New York, New York.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual, facsimile or electronic transmission signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-3

IN WITNESS WHEREOF, the Company and the Co-Obligor have caused this instrument to be duly executed.

BAKER HUGHES HOLDINGS LLC

By:
Name:
Title:

Attest:
Name:
Title:

BAKER HUGHES CO-OBLIGOR, INC.

By:
Name:
Title:

Attest:
Name:
Title:

Exhibit A-4

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:
Authorized Signatory

Exhibit A-5

This Security is one of a duly authorized issue of senior securities of the Issuers (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 28, 2008, as supplemented by the Fifth Supplemental Indenture (herein so called) thereto, dated as of May 1, 2020 (herein called the “Indenture”, which term shall have the meaning assigned to it in such Fifth Supplemental Indenture), between the Issuers and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. In the event of a conflict between the terms of the Indenture and the terms of this Security, the terms of the Indenture control. This Security is one of the series designated on the face hereof, the aggregate principal amount of which is not limited. The aggregate principal amount of Securities of this series authorized for issuance pursuant to the Indenture is limited to the $500,000,000 in aggregate principal amount of Securities of this series initially authorized for issuance on the Issue Date plus such additional amounts of Securities of this series as may be authorized for issuance from time to time thereafter in accordance with the provisions of the Indenture (except for Securities of this series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of this series pursuant to the Indenture).

The Securities of this series are subject to redemption upon prior notice, as provided below, at any time, as a whole or in part, at the election of the Company as set forth in Section 2.05 of the Fifth Supplemental Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared, or shall automatically become, due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at

Exhibit A-6

the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Issuers with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuers in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Exhibit A-7

No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, except as provided in Section 4.08(b) of the Fifth Supplemental Indenture.

Prior to due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security and the Indenture shall be governed by and construed in accordance with the law of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Exhibit A-8

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY***

The following increases or decreases in the principal amount of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount of Global Security	Amount of Interest in Principal Amount of Global Security	Principal Amount of Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory

***	This Schedule should be included only if the Security is a Global Security.

Exhibit A-9